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                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-xxxxx) and the related Prospectus of Hechinger Company dated September 21, 1994 and to the incorporation by reference therein of our reports dated February 25, 1994, with respect to the consolidated financial statements of Hechinger Company incorporated by reference in its Annual Report (Form 10-K) for the year ended January 29, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP


Washington, D.C.
September 20, 1994